UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2009
Whiting Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1700 Broadway, Suite 2300, Denver, Colorado 80290-2300
(Address of principal executive offices, including ZIP code)
(303) 837-1661
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On April 28, 2009, Whiting Petroleum Corporation (the “Company”) and its subsidiary Whiting Oil and Gas Corporation (“Whiting Oil and Gas”) entered into a Fourth Amended and Restated Credit Agreement with the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the various other agents party thereto (the “Credit Agreement”). The Credit Agreement replaces Whiting Oil and Gas’ existing credit agreement. The Credit Agreement provides for a revolving credit facility in an amount up to a borrowing base, which is $1.1 billion until November 1, 2009 with $1.042 billion of commitments as of April 28, 2009. The borrowing base under the Credit Agreement is determined at the discretion of the lenders, based on the collateral value of the proved reserves that have been mortgaged to the lenders, and is subject to regular redeterminations on May 1 and November 1 of each year, as well as special redeterminations described in the Credit Agreement, in each case which may reduce the amount of the borrowing base. A portion of the revolving credit facility in an aggregate amount not to exceed $50 million may be used to issue letters of credit for the account of Whiting Oil and Gas or other designated subsidiaries of the Company. On April 27, 2009, Whiting Oil and Gas borrowed $610 million under the Credit Agreement and had $3 million of letters of credit outstanding under the Credit Agreement, leaving $429 million of available borrowing capacity.
     The Credit Agreement provides for interest only payments until April 28, 2012, when the entire amount borrowed is due. Interest accrues at Whiting Oil and Gas’ option at either (i) a base rate for a base rate loan plus the margin in the table below, where the base rate is defined as the greatest of the prime rate, the federal funds rate plus 0.50% or an adjusted LIBOR rate plus 1.00%, or (ii) an adjusted LIBOR rate for a Eurodollar loan plus the margin in the table below.

	Applicable Margin	Applicable Margin
Ratio of Outstanding Borrowings to Borrowing Base	for Base Rate Loans	for Eurodollar Loans
Less than .25 to 1.0	1.1250%	2.00%
Greater than or equal to .25 to 1.0 but less than .50 to 1.0	1.1375%	2.25%
Greater than or equal to .50 to 1.0 but less than .75 to 1.0	1.6250%	2.50%
Greater than or equal to .75 to 1.0 but less than .90 to 1.0	1.8750%	2.75%
Greater than or equal to .90 to 1.0	2.1250%	3.00%
Under the Credit Agreement, Whiting Oil and Gas will also incur a commitment fees of 0.50% on the unused portion of the lesser of the aggregate commitments of the lenders or the borrowing base.
     The Credit Agreement contains restrictive covenants that may limit the Company’s ability to, among other things, incur additional indebtedness, sell assets, make loans to others, make investments, enter into mergers, enter into hedging contracts, incur liens and engage in certain other transactions without the prior consent of the lenders. The Credit Agreement requires the Company, as of the last day of any quarter, (i) to not exceed a total debt to EBITDAX ratio (as defined in the Credit Agreement) for the last four quarters of 4.5 to 1.0 for quarters ending prior to and on September 30, 2010, 4.25 to 1.0 for quarters ending December 31, 2010 to June 30, 2011 and 4.0 to 1.0 for quarters ending September 30, 2011 and thereafter, (ii) to have a consolidated current assets to consolidated current liabilities ratio (as defined in the Credit Agreement) of not less than 1.0 to 1.0 and (iii) to not exceed a senior secured debt to EBITDAX ratio (as defined in the Credit Agreement) for the last four quarters of 2.75 to 1.0 for quarters ending prior to and on December 31, 2009 and 2.5 to 1.0 for quarters ending March 31, 2010 and thereafter. Except for limited exceptions, the Credit Agreement restricts the ability of the Company to make any dividends or distributions on its common stock or principal payments on the Company’s senior notes.

               The obligations of Whiting Oil and Gas under the Credit Agreement are secured by a first lien on substantially all of Whiting Oil and Gas’ properties included in the borrowing base for the Credit Agreement. The Company and its subsidiary Equity Oil Company have guaranteed the obligations of Whiting Oil and Gas under the Credit Agreement. The Company has pledged the stock of Whiting Oil and Gas and Equity Oil Company as security for its guarantee, and Equity Oil Company has mortgaged substantially all of its properties included in the borrowing base for the Credit Agreement as security for its guarantee.
               The Credit Agreement also contains customary events of default. The lenders may declare any outstanding obligations under the Credit Agreement immediately due and payable upon the occurrence of an event of default. In addition, the amount of any outstanding obligations under the Credit Agreement will be immediately due and payable in the event that the Company or any of its subsidiaries that are obligors or guarantors under the Credit Agreement becomes the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law or becomes unable to pay its debts generally as they become due.
               The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed herewith as Exhibit 4 and is incorporated herein by reference.
               On April 28, 2009, the Company also issued a press release announcing that it had entered into the Credit Agreement, a copy of which press release is filed herewith as Exhibit 99 and is incorporated by herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits:
(4)	Fourth Amended and Restated Credit Agreement, dated as of April 28, 2009, among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the various other agents party thereto.

(99)	Press Release of Whiting Petroleum Corporation dated April 28, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION
Date: April 28, 2009	By:	/s/ James J. Volker
James J. Volker
Chairman, President and Chief Executive Officer

WHITING PETROLEUM CORPORATION
FORM 8-K
EXHIBIT INDEX

Exhibit
Number	Description
(4)	Fourth Amended and Restated Credit Agreement, dated as of April 28, 2009, among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the various other agents party thereto.

(99)	Press Release of Whiting Petroleum Corporation dated April 28, 2009.